SETTLEMENT AGREEMENT

BETWEEN:

DESTINY MEDIA TECHNOLOGIES, INC., DESTINY SOFTWARE PRODUCTIONS, INC., and MPE DISTRIBUTION, INC.

- and –

YANGAROO INC.

(hereinafter independently referred to as "Party" and jointly as "Parties")

WHEREAS:

A. Destiny Media Technologies, Inc., Destiny Software Productions, Inc. and MPE Distribution, Inc. ("MPE Distribution"), a wholly owned subsidiary of Destiny Media Technologies, Inc. (collectively, "Destiny") are providers of digital content distribution software and services. Destiny currently offers a digital content distribution software and service under the name "Play MPE". Steven Erik Vestergaard ("Vestergaard") is the President and CEO of Destiny.

B. Yangaroo Inc. ("Yangaroo") is a technology company that provides digital media workflows including the distribution of content via the internet. John Heaven ("Heaven") is the past President and CFO of Yangaroo. Clifford G. Hunt ("Hunt") is the Chairman and COO of Yangaroo.

C. Rockstar Music Corp. ("Rockstar") is a worldwide music and media company which offers a record label, artist management, radio promotion/tracking, viral marketing, publicity, recording studios and digital music technology services. Rockstar uses the Play MPE system to distribute promotional copies of its music and is a customer of Destiny.

D. Promo Only Inc. and POC Music ULC (collectively "Promo Only") are distributors of music and music videos to radio stations, disc jockeys and other entities that play recorded music publicly.

E. Destiny has commenced litigation against Yangaroo in the Federal Court of Canada bearing Court File No. T-413-06 (the "Federal Court Litigation") for *inter alia* a declaration of non-infringement and invalidity of Canadian Patent No. 2,407,774 (the "774 Patent"). Yangaroo has counterclaimed in

S.V. /h/

the Federal Court Litigation against Destiny, Promo Only and MPE Distribution for *inter alia* alleged infringement of the 774 Patent.

F. Yangaroo has commenced litigation against Rockstar in the Federal Court of Canada bearing Court File No. T-1159-07 (the "RockStar Litigation") for *inter alia* a declaration that the 774 Patent is valid and infringed. Rockstar has counterclaimed for *inter alia* a declaration of non-infringement and invalidity of the 774 Patent claims.

G. Yangaroo had commenced litigation against Destiny and MPE Distribution Inc. in the United States District Court for the Eastern District of Wisconsin Green Bay Division ("US District Court") bearing Case No. 1:09-CV-00462 (the "District Court Litigation") for *inter alia* alleged infringement of US Patent No. 7,529,712 (the "712 Patent"). Destiny had counterclaimed for *inter alia* declaratory judgments of invalidity and non-infringement of the 712 Patent.

H. The US District Court in the District Court Litigation dismissed Yangaroo's claims on the grounds of non-infringement, and dismissed Destiny's counterclaims without prejudice in consequence (the "Summary Judgment").

I. Yangaroo holds a pending U.S. Patent Application 12/398,238 filed on March 5, 2009 that claims common priority as the 712 Patent (the "238 Application").

J. Yangaroo appealed the Summary Judgment to the United States Court of Appeals for the Federal Circuit bearing Case No. 2010-1424 (the "Federal Circuit Appeal"). The Federal Circuit Appeal affirmed the dismissal by the U.S. District Court.

K. Destiny has commenced litigation against Yangaroo, Heaven and Hunt in the Ontario Superior Court bearing Ontario Court File No. 07-CV-38068 (the "Ontario Court Action") for *inter alia* allegedly (1) making statements that constitute defamation and injurious falsehood; (2) making false or misleading statements tending to discredit the business, wares or services of Destiny; and (3) unlawfully interfering with Destiny's economic relations. Yangaroo has counterclaimed against Destiny and Vestergaard for similar alleged activities.

L. Yangaroo, Heaven and Hunt have commenced litigation against John and Jane Doe in the Ontario Superior Court bearing Ontario Court File No. CV-10-416397 (the "John Doe Action") for *inter alia* allegedly making

.V- AW

statements and posting messages on Internet investor forums alleged to constitute defamation and intentional interference with economic relations.

M. The Parties have agreed to settle the Federal Court Litigation, the District Court Litigation, the Federal Circuit Appeal, the Ontario Court Action and the John Doe Action in accordance with the terms and on the conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by all parties), the Parties covenant and agree as follows:

1. The Parties shall jointly cause their legal counsel to dismiss or discontinue the Ontario Court Action, including all counterclaims therein on a without costs basis to any Party. The Parties shall enter into one or more agreements with the personal defendants in the Ontario Court Action, namely Vestergaard, Heaven and Hunt, agreeing to the dismissal of the Ontario Court Action, including all counterclaims therein, on a without costs basis. Such agreement with the individual defendants shall be a condition precedent to the within Agreement, and nothing in such agreement shall relieve Destiny or Yangaroo of its obligations under this Agreement.

2. The Parties shall jointly cause their legal counsel to dismiss or discontinue the Federal Court Litigation, including all counterclaims therein, as against all parties to that litigation who are signatories to this Agreement. No Party to this Agreement shall make any claim for costs as against any other Party to this Agreement.

3. Yangaroo shall cause its legal counsel to discontinue the John Doe Action in its entirety and shall not seek any costs, damages or injunctive relief as a term thereof as against John or Jane Doe or any individual that has been identified to be John or Jane Doe as described in the John Doe Action, and shall not commence any future proceedings against any defendant in respect of any statements made to the date of this Agreement that are described in, or are similar to those described in, the John Doe Action. The Parties shall enter into one or more agreements with the personal plaintiffs in the John Doe Action, namely Heaven and Hunt, agreeing to discontinuance of the John Doe Action in its entirety, and such agreement shall be a condition precedent to the within Agreement.

4. The Parties agree to provide their consent and/or execute any further documentation that may be necessary to allow each Party to carry out the foregoing.

5. Yangaroo shall not sue or threaten to sue Destiny or any Destiny customer, user or licensee for any use whatsoever of Destiny's Play MPE system including receiving content through it. In particular, Yangaroo agrees that it shall not file or threaten to file any proceedings against Destiny or any customer, user or licensee of Destiny or MPE Distribution alleging infringement of the 774 Patent or the 712 Patent, or any re-issue, extension, re-examination, continuation, continuation-in-part and/or divisional relating thereto, or any corresponding foreign rights, patent or application claiming priority therefrom, or claiming priority to a common priority application, including without limitation the 238 Application, nor assert that the Play MPE system infringes any such patent or application, and hereby formally waives and relinquishes any right it may have to commence such proceedings or make such assertion.

6. Notwithstanding paragraph 5 above, for the avoidance of any doubt and not as an admission of infringement, liability or the need for a license, Yangaroo hereby grants to Destiny, a non-exclusive license to exercise the rights under Yangaroo's patents on the following terms:

(1) Yangaroo hereby grants a non-exclusive license to Destiny and MPE Distribution for the right to make, have made, use, authorize use, sell, import and export the subject matter claimed in respect of each of the 774 Patent, the 712 Patent, and any re-issue, extension, re-examination, continuation, continuation-in-part and/or divisional relating thereto, all corresponding foreign rights, and all patents or applications claiming priority therefrom or claiming priority to a common application or any corresponding foreign rights, patent or application claiming any of the same subject matter, including without limitation the 238 Application;

(2) The term of the non-exclusive license is for the life of each and every of the patents, including without limitation any patents that may issue from any of the patent applications described above, and cannot be terminated by Yangaroo prior to the expiry thereof;

(3) The non-exclusive license is worldwide, irrevocable, fully paid-up and royalty-free;

(4) The non-exclusive license may be assigned by Destiny to a third party who (a) acquires at least fifty percent (50%) of the voting stock in Destiny; or (b) acquires the entirety of the Play MPE business of Destiny (or any successor system operated by Destiny);

AU. NW

(5) The non-exclusive license may be sub-licensed by Destiny, as necessary, to any customer or user of the Play MPE system or any successor system operated by Destiny;

(6) For purposes of sub-paragraphs (4) and (5), a successor system to Play MPE means a system offered by Destiny or its successors in title for the secure distribution of digital content to authorized recipients over the Internet, whether or not offered under the name "Play MPE";

(7) The non-exclusive license is effective as of the date of this Settlement Agreement without need for any further formality or evidence thereof.

7. Yangaroo shall not assign the 774 Patent or the 712 Patent or any patent or application that issues from or claims priority therefrom, whether directly or indirectly, including any divisional, continuation, reissue or any other patent otherwise related to such applications in whatever jurisdictions in the world such patents issue, including without limitation the 238 Application, unless it has expressly brought the existence and terms of the license set out in paragraph 6 to the attention of the prospective assignee. Yangaroo shall advise Destiny of any such assignment.

8. Yangaroo shall, upon execution of this Agreement and in any event no later than 5 days thereafter, pay to Destiny the sum of CAD$600,000.00, in immediately available funds by way of wire, certified cheque or money order without offset to an account specified by Destiny.

9. The Parties and their respective officers, directors, successors, assigns and those in privity with or controlled by any of them, as appropriate, acting reasonably shall:

(1) On the execution of this Agreement, immediately and forever hereinafter cease and desist from making any defamatory or otherwise disparaging statements about the business, wares, services, technology, officers, directors and the like of any other Party, including but not limited to posting any message to any internet-based investor forum, website or other medium which refer implicitly or explicitly to any other Party, its business, wares, services, technology, officers, directors or the like;

(2) Not authorize, induce or assist any other entity to do any of the aforesaid acts.

AV. AW

10. The Parties acknowledge and agree that any breach of this Agreement and/or any future unlawful conduct as described herein shall cause irreparable harm which cannot be adequately compensated by damages and said Party and any entity with which said Party may be involved with, in said unlawful conduct, shall hereby consent to an interlocutory and permanent injunction prohibiting any and all such unlawful conduct.

11. The Parties hereby release and forever discharge and release each other and their respective employees, officers, directors, agents, consultants, contractors and persons for whom they are responsible for at law and their successors and assigns, from any and all claims, demands, actions, causes, suits, debts, damages, monies, fees, losses, taxes, interest, costs or injuries whatsoever and howsoever arising, whether at law or in equity that such Party has, had or may have, whether such claim is choate or inchoate, as of the date of execution of this Agreement by all Parties, based upon:

(1) All allegations of invalidity of the 774 Patent, as well as any allegations of infringement or inducing or procuring infringement of the 774 Patent by any Party;

(2) All allegations of infringement or inducing or procuring infringement of the 712 Patent by Destiny or MPE Distribution, as well as all allegations of invalidity of the 712 Patent;

(3) All allegations of infringement or inducing or procuring infringement of any patent that is based upon a patent application claiming priority to any priority document of the 712 Patent, the 774 Patent or any re-issue, continuation, continuation in part, divisional or other similarly related patent or any corresponding foreign rights, patent or application claiming priority therefrom in all jurisdictions throughout the world, as well as any allegation of invalidity;

(4) The statements alleged to constitute defamation and injurious falsehood, false or misleading statements tending to discredit the business, wares or services of any Party, false or misleading representations to the public and unlawfully interfering with any Party's economic relations, as more fully set out in the Ontario Court Action; and

(5) Any other statements, known or unknown, which could be alleged to constitute defamation and injurious falsehood, false or misleading statements tending to discredit the business, wares or services of any Party, shareholder or the like, false or misleading representations to the public and unlawfully interfering with any Party's economic

relations and/or any similar or like allegations as against any person or entity as of the date of execution of this Agreement.

12. Each Party shall, on the execution of this Agreement and satisfaction of the conditions precedent set out in paragraph 7 above, issue the joint press release attached hereto as **Schedule 1A or 1B** as appropriate. No Party shall issue any press release or make any public statement regarding this Agreement or the settlement of the matters set out herein until after the execution of this Agreement and satisfaction of the condition precedent set out in paragraph 87 above.

13. This Agreement is a compromise of a disputed claim and nothing in it is to be construed as or be deemed to be an admission of liability on the part of any Party, by whom liability is expressly denied.

14. The Parties acknowledge and agree that notwithstanding paragraph 12 above, the terms, conditions and contents of this Agreement and the negotiations and discussions that preceded it, will be held in confidence and will not be published or otherwise disclosed by the Parties hereto except to legal counsel or as otherwise may be required by law or generally accepted accounting principles. For the avoidance of doubt, each Party recognizes that Destiny and Yangaroo are public companies with legal obligations regarding reporting of financial and other corporate matters and material changes thereto, and that the disclosure of any terms, conditions or contents of this Agreement pursuant to such obligations shall not be considered a breach of this paragraph. In addition, if disclosure by a Party of the non-exclusive license referred to in paragraph 6 above is necessary, the Party shall disclose all of the information contained in paragraphs 6(1) to 6(7) above, including that no payment was required or made to Yangaroo for such non-exclusive license.

15. Should any Party be required by any legal obligation, other than an obligation as a public company regarding the reporting of financial and other corporate matters and material changes thereto as described above, to make disclosure of the terms, conditions and contents of this Agreement and/or the negotiations and discussions that preceded it (including but not limited to disclosure of this Agreement, that monies were paid, the amount of any monies paid and/or any existence of the license granted herein), then said Party shall, prior to any such disclosure, ensure that such disclosure is subject to an order or counsel's undertaking as to confidentiality, and shall give notice to the other Party of such requirement in order to allow the other Party to obtain any order of confidentiality or the like in order to protect the confidential nature of this Agreement and its terms.

16. Each Party represents and warrants that it has had the opportunity to seek legal counsel and advice in respect of this Agreement and that each Party has good

right, power and absolute authority to execute, deliver, perform and be bound by this Agreement and further that it is not under any obligation, contractual or otherwise, to request or obtain the consent of any person to any of the covenants and agreements contemplated herein. Yangaroo represents and warrants that it owns, has taken due and valid assignment of all right title and interest of the named inventors of, and has the power to grant licenses to the 712 Patent and the 774 Patent and all re-examinations, re-issue, continuations, continuations in part, divisionals or other patents claiming priority to a common application in all jurisdictions throughout the world such related applications may be or any corresponding foreign rights, patent or application claiming priority therefrom.

17. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties agree that Ontario is the forum for any matter arising under this Agreement and that the courts in Ontario, including the Federal Court of Canada to the extent that it has statutory jurisdiction over same, shall have exclusive jurisdiction and the parties hereby irrevocably attorn to the exclusive jurisdiction of the Courts in the Province of Ontario.

18. If any provision of this Agreement is held invalid or unenforceable for any reason by a Court of competent jurisdiction, such provision is fully separable and the remaining provisions of this Agreement shall remain in full force and effect.

19. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

20. This Agreement may be executed in counterparts, each of which including those with facsimile or electronically scanned signatures, will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year noted below.

Dated at Vancouver, British Columbia this 17 day of ~~May~~ June, 2011.

Destiny Media Technologies, Inc.
Name: Steven Vestergaard
Title: President & CEO

Dated at Vancouver, British Columbia this 17 day of ~~May~~ June, 2011.

Destiny Software Productions, Inc.
Name: Steven Vestergaard
Title: President & CEO

Dated at Vancouver, British Columbia this 17 day of ~~May~~ June, 2011.

MPE Distribution Inc.
Name: Steven Vestergaard
Title: President & CEO

Dated at Toronto, Ontario this 17th day of ~~May~~ June, 2011.

Yangaroo, Inc.
Name: Scott Wambolt
Title: CEO

SCHEDULE 1A
JOINT PRESS RELEASE

Vancouver, BC, •, 2011 – Destiny Media Technologies, Inc. (and its subsidiaries) ("Destiny") is pleased to provide an update on the litigation with Yangaroo, Inc. ("Yangaroo") (YOO-TSX, Pink Sheets YOOIF).

Destiny and Yangaroo have resolved all litigation between the two parties. As part of the confidential agreement the parties agree that all allegations of infringement and invalidity on any existing or pending Yangaroo patents will immediately cease.

As a result, Destiny will drop the Canadian patent invalidity proceedings and its action for defamation against Yangaroo and certain of its former officers. Yangaroo will drop its counterclaim for patent infringement in Canada and drop its defamation counterclaim as against Destiny and its CEO.

Destiny will continue to provide the Play MPE® in its current form with no changes or service interruptions. As part of the settlement, neither party will pursue legal fees, court costs or royalties pursuant to the abovementioned disputes.

About Destiny Media Technologies

SCHEDULE 1B
JOINT PRESS RELEASE

Toronto, Canada, – Yangaroo, Inc. (TSX-V: YOO, OTC: YOOIF) ("Yangaroo") is pleased to provide an update on the litigation with Destiny Media Technologies, Inc. ("Destiny").

Yangaroo and Destiny have resolved all litigation between the two parties. As part of the confidential agreement the parties agree that all allegations of infringement and invalidity on any existing or pending Yangaroo patents will immediately cease.

As a result, Destiny will drop the Canadian patent invalidity proceedings and its defamation action against Yangaroo and certain of its former officers. Yangaroo will drop its counterclaim for patent infringement in Canada and drop its defamation counterclaim as against Destiny and its CEO.

Yangaroo is pleased with the result as it allows Yangaroo to focus on its business and to provide the best services possible to its customers and clients. As part of the settlement, neither party will pursue legal fees, court costs or royalties pursuant to the abovementioned disputes.

About Yangaroo: